Exhibit 10.6

EXCHANGE AGREEMENT

This EXCHANGE AGREEMENT (this “Agreement”), dated as of [●], 2021, is by and among Healthcare Royalty, Inc., a Delaware corporation (the “Company”), HCRX CH, Inc., a Delaware corporation (the “Conversion Subsidiary”), Healthcare Royalty Holdings, L.P., a Delaware limited partnership (“Holdings”), HCRX Feeder Fund, L.P., a Delaware limited partnership, and such other holders of Class B Units from time to time party hereto.

WHEREAS, the Company, Holdings, HealthCare Royalty Management, LLC, HCRX Management, LLC, HCRX Master GP, LLC, Conversion Subsidiary, and certain other parties thereto have entered into that certain Agreement and Plan of Reorganization, dated as of June [●], 2021 (the “Reorganization Agreement”), pursuant to which, among other things, the parties have agreed to enter into this agreement and effect the transactions contemplated herein; and

WHEREAS, the parties hereto desire to provide for the exchange from time to time of Class B Units, and the surrender of shares of Class B Common Stock for cancellation, for shares of Class A Common Stock on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and undertakings contained herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I

SECTION 1.1              Definitions.

The following definitions shall for all purposes, unless the context otherwise clearly indicates, apply to the capitalized terms used in this Agreement.

“Acquirer” means the acquirer or surviving entity (which, for the sake of clarity, may be Holdings or the Company) in a Change of Control.

“Affiliate” means with respect to any specified Person, any Person directly or indirectly Controlling, Controlled by or under common Control with such Person.

“Agreement” has the meaning set forth in the preamble hereto.

“Board of Directors” means the Board of Directors of the Company.

“Business Day” means any day, other than Saturday, Sunday or any other day on which banks located in the State of New York are authorized or required to close.

“Certificate” means the certificate of incorporation of the Company, as the same may be amended or amended and restated from time to time in accordance with its terms.

“Change of Control” means a change of control shall be deemed to have occurred if: (i) a sale, lease, exchange or other transfer in one transaction or a series of related transactions of all or substantially all of the Company’s assets or (ii) a merger or consolidation of the Company with or into any other Person or any other transaction or a series of related transactions, the result of which is that a third party (or a group of third parties) that is not an Affiliate of the Company or the Manager immediately prior to such transaction acquires or holds capital stock of the Company representing a majority of the Company’s outstanding voting power immediately following such transaction, in each case, solely to the extent that such transaction or series of related transactions was required by applicable Law or the Certificate to be approved by the Company’s stockholders. Notwithstanding the foregoing, the following events do not constitute a Change of Control: (A) a transaction (other than a sale of all or substantially all of the Company’s assets) in which the holders of the voting securities of the Company immediately prior to such transaction hold, directly or indirectly, at least a majority of the voting securities in the successor corporation or its parent immediately after such transaction; (B) a sale, lease, exchange or other transaction in one transaction or a series of related transactions of all or substantially all of the Company’s assets to an Affiliate of the Company; (C) the Company’s initial public offering and any subsequent registered offerings or secondary sales by the Continuing Investors of any of the Company’s securities; (D) a reincorporation of the Company solely to change its jurisdiction; or (E) any transaction or series of transactions principally for bona fide equity financing purposes in which cash is received by the Company or any successor or indebtedness of the Company is cancelled or converted or a combination thereof.

“Change of Control Exchange” has the meaning set forth in Section 2.1(e).

“Change of Control Exchange Time” has the meaning set forth in Section 2.1(e).

“Class A Common Stock” means the Class A common stock, par value $0.01 per share, of the Company.

“Class A Unit” means (a) a Class A Unit of Holdings, or (b) the common stock or other equity securities for which a Class A Unit has been converted or exchanged of a successor corporation or entity.

“Class B Common Stock” means the Class B common stock, par value $0.01 per share, of the Company.

“Class B Unit” means (a) a Class B Unit of Holdings, or (b) the common stock or other equity securities for which a Class B Unit has been converted or exchanged of a successor corporation or entity.

“Combination” means any combination of stock or units, as the case may be, by reverse split, reclassification, recapitalization, reorganization or otherwise.

“Company” has the meaning set forth in the preamble hereto.

“Continuing Investors” means the investors who received limited partnership interests in the Continuing Investor Partnership.

“Continuing Investor Partnership” means HCRX Feeder Fund, L.P.

“Continuing Investor Partnership LPA” means that certain amended and restated limited partnership agreement of the Continuing Investor Partnership.

“Control” means, with respect to any Person, the possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise) of such Person; provided, however, that customary approval and veto rights granted to minority equity holders of a Person shall not be deemed to constitute “Control” of such Person.

“Date of Exchange” means with respect to an Exchange pursuant to Section 2.1(a), but subject to Section 2.1(c), the date identified in the respective Exchange Notice (which may be the date on which the Exchange Notice is delivered to Holdings).

“Exchange” means an exchange of Class B Units (together with the cancellation of shares of Class B Common Stock) for shares of Class A Common Stock.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Notice” means a written election of Exchange substantially in the form of Exhibit A, duly executed by the exchanging Holdings Unitholder or such Holdings Unitholder’s duly authorized attorney.

“Exchange Rate” means the number of shares of Class A Common Stock for which one Class B Unit is entitled to be Exchanged. On the date of this Agreement, the Exchange Rate shall be 1:1, subject to adjustment pursuant to Section 2.4 of this Agreement.

“Exemption Certificate” means a certification that provides an exception to transferee withholding under Treasury Regulation Section 1.1446(f)-2(b). Such certification may either be provided by the Holdings Unitholder or by Holdings as applicable.

“General Partner” means HCRX Master GP, LLC or any Person who becomes an additional, successor or substitute general partner of Holdings pursuant to the LP Agreement.

“Governmental Entity” means any court, tribunal, arbitrator, authority, agency, commission, legislative body or official of the United States or any state, or similar governing entity, in the United States or in a foreign jurisdiction.

“Holdings” has the meaning set forth in the preamble hereto.

“Holdings Unitholder” means the Continuing Investor Partnership and any Person that executes a joinder as set forth in Section 3.5 of this Agreement.

“Legal Proceeding” means any action, suit, hearing, claim, lawsuit, litigation, investigation, arbitration or proceeding (in each case, whether civil, criminal or administrative or at law or in equity) by or before a Governmental Entity.

“Lien” means with respect to any property or asset, any lien, mortgage, pledge, charge, security interest or other encumbrance in respect of such property or asset.

“LP Agreement” means the Amended and Restated Limited Partnership Agreement of Holdings, by and among the Company, Holdings, each of the Holdings Unitholders and certain other parties thereto, dated the date hereof, as such agreement may be amended from time to time in accordance with its terms.

“LP Units” means the Class A Units and the Class B Units.

“Manager” means HCRX Management, LLC, a Delaware limited liability company.

“Permitted Transferee” has the meaning set forth in Section 3.5.

“Person” means an individual, a partnership (including a limited partnership), a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, association or other entity.

“Registration Rights Agreement” means the Registration Rights Agreement, by and among the Company, the Continuing Investor Partnership and certain other parties thereto, dated as of the date hereof, as such agreement may be amended from time to time in accordance with its terms.

“Subdivision” means any subdivision of stock or units, as the case may be, by any split, dividend, distribution, reclassification, recapitalization, reorganization or otherwise.

SECTION 1.2              Other Definitional and Interpretative Provisions. The words “hereof”, “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof. References to Articles and Sections are to Articles and Sections of this Agreement unless otherwise specified. Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”, whether or not they are in fact followed by those words or words of like import. “Writing”, “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form. References to any statute shall be deemed to refer to such statute as amended from time to time and to any rules or regulations promulgated thereunder. References to any agreement or contract are to that agreement or contract as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof. References to any Person include the successors and permitted assigns of that Person. References from or through any date mean, unless otherwise specified, from and including or through and including, respectively. References to “law”, “laws” or to a particular statute or law shall be deemed also to include any applicable law. Except to the extent otherwise expressly provided herein, all references to any Holdings Unitholder shall be deemed to refer solely to such Person in its capacity as such Holdings Unitholder and not in any other capacity.

SECTION 1.3              Construction. The parties have participated jointly in negotiating and drafting this Agreement. If an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

ARTICLE II

SECTION 2.1              Exchange of Class B Units.

(a)               Upon the terms and subject to the conditions of this Agreement, each Holdings Unitholder shall be entitled at any time and from time to time to effect an Exchange. In the event a Holdings Unitholder wishes to effect an Exchange, such Holdings Unitholder shall (i) deliver to Holdings and the Company an Exchange Notice and (ii) surrender or, in the absence of such surrender, be deemed to have surrendered, Class B Units to Holdings (and surrender for cancellation one or more stock certificates (if certificated) or instructions and stock powers (if uncertificated)) representing a corresponding number of shares of Class B Common Stock) (in each case, free and clear of all Liens), in each case, to Holdings’ and the Company’s addresses set forth in Section 3.6(b). In consideration for such surrender, the exchanging Holdings Unitholder shall be entitled to the issuance by the Company to such Holdings Unitholder of a number of shares of Class A Common Stock equal to (I) the number of Class B Units exchanged multiplied by (II) the Exchange Rate, and concurrently with any such issuance, any exchanged Class B Common Stock automatically shall be deemed cancelled, without any action on the part of any Person, including the Company or Holdings). Each such Exchange shall to the extent permitted by law be treated for U.S. income tax reporting purposes as a taxable exchange of the Holdings Unitholder’s Class B Units for Class A Common Stock. For the avoidance of doubt, the number of Class B Units exchanged by such Holdings Unitholder shall include all amounts that may be allocated to the Applicable GP (as defined in the Continuing Investor Partnership LPA) as carried interest in respect of the Class B Units so exchanged by the Holdings Unitholder following conversion.

(b)               Following the delivery of the Exchange Notice, the Company shall deliver or cause to be delivered the number of shares of Class A Common Stock deliverable upon such Exchange as promptly as practicable after the Exchange Date (but not later than the close of business on the Business Day immediately following the Exchange Date), at the offices of the then-acting registrar and transfer agent of the Class A Common Stock (or, if there is no then-acting registrar and transfer agent of the Class A Common Stock, at the principal executive offices of the Company), registered in the name of the relevant exchanging Holdings Unitholder (or in such other name as is requested in writing by the Holdings Unitholder), in certificated or uncertificated form, as may be requested by the exchanging Holdings Unitholder; provided, that to the extent the Class A Common Stock is settled through the facilities of The Depository Trust Company, upon the written instruction of the exchanging Holdings Unitholder set forth in the Exchange Notice, the Company shall use its reasonable best efforts to deliver the shares of Class A Common Stock deliverable to such exchanging Holdings Unitholder in the Exchange through the facilities of The Depository Trust Company, to the account of the participant of The Depository Trust Company designated by such exchanging Holdings Unitholder by no later than the close of business on the Business Day immediately following the Exchange Date. An Exchange pursuant to this Section 2.1 of Class B Units, and the cancellation of shares of Class B Common Stock, for Class A Common Stock will be deemed to have been effected immediately prior to the close of business on the Date of Exchange whether or not the shares of Class A Common Stock have been delivered to the exchanging Holdings Unitholder at such time, the Holdings Unitholder will be treated as a holder of record of Class A Common Stock as of the close of business on such Date of Exchange.

(c)               An Exchange Notice from a Holdings Unitholder may specify that the Exchange is to be (i) contingent (including as to the timing) upon the consummation of a purchase by another Person of shares of Class A Common Stock into which the Class B Units are exchangeable and/or (ii) effective upon a specified future date. In such case, a Holdings Unitholder may withdraw or amend an Exchange Notice, in whole or in part, at any time prior to the effectiveness of the Exchange by delivery of a written notice of withdrawal to the Company and Holdings specifying (A) the number of withdrawn Class B Units, (B) the number of Class B Units as to which the Exchange Notice remains in effect, if any, and (C) if the Holdings Unitholder so determines, revised timing of the Exchange or any other new or revised information permitted in the Exchange Notice.

(d)               In connection with a Change of Control, and subject to the receipt of any approval of the Change of Control by the holders of Class A Common Stock and Class B Common Stock required under the Certificate or applicable Law (which approval has been granted by a vote or consent of the stockholders of the Company), the Company shall have the right to require each Holdings Unitholder to Exchange some or all Class B Units beneficially owned by such Holdings Unitholder (and a corresponding number of shares of Class B Common Stock) (in each case, free and clear of all Liens), in consideration for the issuance by the Company to such Holdings Unitholder of a number of shares of Class A Common Stock equal to the number of Class B Units surrendered multiplied by the Exchange Rate (a “Change of Control Exchange”), such Change of Control Exchange to be effected by the surrender of such Class B Units to the Company (and surrender for cancellation one or more stock certificates (if certificated) or instructions and stock powers (if uncertificated)), any exchanged Class B Common Stock automatically shall be deemed cancelled without any action on the part of any Person, including the Company or Holdings); provided, that if the Company requires the Holdings Unitholders to Exchange less than all of their outstanding Class B Units (and to surrender a corresponding number of shares of Class B Common Stock for cancellation), each Holdings Unitholder’s participation in the Change of Control Exchange shall be reduced pro rata. Any Change of Control Exchange shall be effective immediately prior to the consummation of the Change of Control (and, for the avoidance of doubt, shall not be effective if such Change of Control is not consummated) (the “Change of Control Exchange Time”) and the Holdings Unitholder will be treated as a holder of record of Class A Common Stock as of the Change of Control Exchange Time. For the avoidance of doubt, any Class B Units and a corresponding number of shares of Class B Common Stock held by a Holdings Unitholder that are not Exchanged or cancelled, as applicable, pursuant to a Change of Control Exchange may be Exchanged by such Holdings Unitholder pursuant to Section 2.1(a) subject to, and in accordance with, the terms thereof.

(e)               To effect the delivery of such shares of Class A Common Stock, the Company shall: (i) deliver or cause to be delivered at the offices of the then-acting registrar and transfer agent of the Class A Common Stock (or, if there is no then-acting registrar and transfer agent of the Class A Common Stock, at the principal executive offices of the Company) such number of shares of Class A Common Stock, registered in the name of the relevant Holdings Unitholder (or in such other name as is requested in writing by such Holdings Unitholder), in certificated or uncertificated form, as may be requested by such Holdings Unitholder, or (ii) if the Class A Common Stock is settled through the facilities of The Depository Trust Company, upon the written instruction of such Holdings Unitholder, use its reasonable best efforts to deliver the shares of Class A Common Stock through the facilities of The Depository Trust Company, to the account of the participant of The Depository Trust Company designated by such Holdings Unitholder.

(f)                The Company shall provide written notice of an expected Change of Control to all Holdings Unitholders within the earlier of (i) five (5) days following the execution of the agreement with respect to such Change of Control and (ii) ten (10) days before the proposed date upon which the contemplated Change of Control is to be effected, indicating in such notice such information as may reasonably describe the Change of Control transaction, subject to applicable law, including the date of execution of such agreement or such proposed effective date, as applicable, the amount and types of consideration to be paid for LP Units or shares of Class A Common Stock, as applicable, in the Change of Control (which consideration shall be identical whether paid for LP Units or shares of Class A Common Stock), any election with respect to types of consideration that a holder of LP Units or shares of Class A Common Stock, as applicable, shall be entitled to make in connection with the Change of Control, the percentage of total Class B Units or shares of Class A Common Stock, as applicable, to be transferred to the Acquirer by all stockholders in the Change of Control, and the number of Class B Units held by each Holdings Unitholder that the Company intends to require be Exchanged for shares of Class A Common Stock in connection with the Change of Control. The Company shall update such notice from time to time to reflect any material changes to such notice. The Company may satisfy any such notice and update requirements described in the preceding two sentences by providing such information on Form 8-K, Schedule TO, Schedule 14D-9 or similar form filed with the SEC.

(g)               Immediately upon the Exchange of any Class B Unit pursuant to this Section 2.1, an equal number of outstanding shares of Class B Common Stock beneficially owned by the exchanging Holdings Unitholder automatically shall be deemed cancelled without any action on the part of any Person, including the Company. Any such cancelled shares of Class B Common Stock shall no longer be outstanding, and all rights with respect to such shares shall automatically cease and terminate.

(h)               The Company, Holdings and each Holdings Unitholder shall bear its own expenses in connection with the consummation of any Exchange, whether or not any such Exchange is ultimately consummated, except that Holdings shall bear any transfer taxes, stamp taxes or duties, or other similar taxes in connection with, or arising by reason of, any Exchange; provided, however, that if any shares of Class A Common Stock are to be delivered in a name other than that of the Holdings Unitholder that requested the Exchange (or The Depository Trust Company or its nominee for the account of a participant of The Depository Trust Company that will hold the shares for the account of such Holdings Unitholder), then such Holdings Unitholder or the Person in whose name such shares are to be delivered shall pay to the Company the amount of any transfer taxes, stamp taxes or duties, or other similar taxes in connection with, or arising by reason of, such Exchange or shall establish to the reasonable satisfaction of the Company that such tax has been paid or is not payable. For the avoidance of doubt, each exchanging Holdings Unitholder shall bear any and all income or gains taxes imposed on gain realized by such exchanging Holdings Unitholder as a result of any such Exchange.

(i)                 Company will have the right to hold back ten percent (10%) of the Class A Common Stock otherwise due to a Holdings Unitholder in an exchange if the Holdings Unitholder is unable to provide an Exemption Certificate in conjunction with its Exchange Notice. For the three (3) years beginning with the effective date of this Agreement, each of Holdings and the Continuing Investor Partnership shall provide an Exemption Certificate to each such Holdings Unitholder in conjunction with its Exchange Notice. The parties acknowledge that Holdings and the Continuing Investor Partnership can only guarantee its ability to provide an Exemption Certificate for a period of three (3) years beginning with the effective date of this Agreement. Any shares held back by the Company under this Section 2.1(i) may be sold, transferred, loaned, or otherwise disposed of by the Company as necessary in order for the Company to satisfy any withholding obligations under Code section 1446(f).

(j)                 Notwithstanding the foregoing, in the event a Holdings Unitholder wishes to effect an Exchange in conjunction with the Company’s initial public offering, or within six months of Company’s initial public offering, such Holdings Unitholder will not enter into an Exchange with Company. Instead, such Holdings Unitholder shall deliver an Exchange Notice to Holdings, the Company and the Conversion Subsidiary, Company will contribute and deliver Class A Common Stock to Conversion Subsidiary, and Conversion Subsidiary will exchange such Class A Common Stock for the Class B Units held by the Holdings Unitholder, in each case in accordance with the terms and conditions of this Section 2.1, provided, however, that the Company, Conversion Subsidiary and Holdings shall be permitted to make adjustments to the exchange mechanics contained in this Section 2.1 in order to ensure that the exchange between Holdings Unitholder and Conversion Subsidiary under this Section 2.1(j) will be considered a taxable exchange for purposes of Section 1001 of the Code.

SECTION 2.2              Common Stock to be Issued.

(a)               In connection with any Exchange, the Company reserves the right to provide shares of Class A Common Stock that are registered pursuant to the Securities Act, unregistered shares of Class A Common Stock or any combination thereof, as it may determine in its sole discretion, it being understood that all such unregistered shares of Class A Common Stock shall be entitled to the registration rights set forth in the Registration Rights Agreement; provided, such holders thereof shall have agreed to join the Registration Rights Agreement as parties thereto.

(b)               The Company shall at all times reserve and keep available out of its authorized but unissued Class A Common Stock, solely for the purpose of issuances upon any Exchange, such number of shares of Class A Common Stock as shall from time to time be sufficient to effect the Exchange of all Class B Units of Holdings that may be outstanding from time to time. The Company shall at all times reserve and keep available out of its authorized but unissued Class B Common Stock, such number of shares of Class B Common Stock as shall from time to time be sufficient for purposes of satisfying the Exchange Agreement. The Company shall take any and all actions necessary or desirable to give effect to the foregoing.

(c)               Prior to the effective Date of any Exchange effected pursuant to this Agreement, the Company shall take all such steps as may be required to cause to qualify for exemption under Rule 16b-3(d) or (e), as applicable, under the Exchange Act, and to be exempt for purposes of Section 16(b) under the Exchange Act, any acquisitions from, or dispositions to, the Company of equity securities of the Company (including derivative securities with respect thereto) and any securities that may be deemed to be equity securities or derivative securities of the Company for such purposes that result from the transactions contemplated by this Agreement, by each officer or director of the Company, including any director by deputization. The authorizing resolutions shall be approved by either the Company’s board of directors or a committee composed solely of two or more Non-Employee Directors (as defined in Rule 16b-3) of the Company (with the authorizing resolutions specifying the name of each such director whose acquisition or disposition of securities is to be exempted and the number of securities that may be acquired and disposed of by each such Person pursuant to this Agreement.

(d)               Any Class A Common Stock or Class B Common Stock to be issued by the Company in accordance with this Agreement shall be validly issued, fully paid and non-assessable.

SECTION 2.3              Capital Structure of the Company and Holdings.

(a)               The Company shall, and shall cause the General Partner to cause Holdings to, take all actions necessary so that, at all times for as long as this Agreement is in effect one Class B Unit is exchangeable for one share of Class A Common Stock pursuant to this Agreement.

(b)               Upon the issuance by the Company of any shares of Class A Common Stock other than pursuant to an Exchange (including any issuance in connection with a business acquisition by the Company or its direct or indirect subsidiaries, an equity incentive program or upon the conversion, exercise (including cashless exercise) or exchange of any security or other instrument convertible into or exercisable or exchangeable for shares of Class A Common Stock), the Company shall contribute the proceeds of such issuance (net of any selling or underwriting discounts or commissions or other expenses) to Holdings in exchange for a number of newly issued Class A Units equal to the number of shares of Class A Common Stock issued.

(c)               At any time that Holdings issues a Class B Unit, the Company shall issue a share of Class B Common Stock to the recipient of such Class B Unit. Upon the conversion or cancellation of any Class B Unit pursuant to this Agreement or the LP Agreement, the corresponding share of Class B Common Stock automatically shall be cancelled without any action on the part of any Person, including the Company. The Company may only issue shares of Class B Common Stock to the Continuing Investor Partnership, its Permitted Transferees and, subject to the terms of the LP Agreement, HCRX EPA Holdings LLC. Holdings may only issue Class B Units to the Continuing Investor Partnership, its Permitted Transferees and, subject to the terms of the LP Agreement, HCRX EPA Holdings LLC. A Holdings Unitholder may only transfer shares of Class B Common Stock to a Person if (i) such Person is a Permitted Transferee of such Holdings Unitholder and (ii) an equal number of Class B Units are simultaneously transferred to the transferee. A Holdings Unitholder may only transfer Class B Units to a Person if (A) such Person is a Permitted Transferee of such Holdings Unitholder and (B) an equal number of shares of Class B Common Stock are simultaneously transferred to the transferee.

(d)               If the Company redeems, repurchases or otherwise acquires any shares of its Class A Common Stock for cash (including a redemption, repurchase or acquisition of restricted shares of Class A Common Stock for nominal or no value), Holdings shall (and the Company shall cause Holdings to), coincident with such redemption, repurchase or acquisition, redeem or repurchase an identical number of Class A Units held by the Company upon the same terms, including the same price, as the terms of the redemption, repurchase or acquisition of the Class A Common Stock.

(e)             The Company shall not in any manner effect any Subdivision or Combination of Class A Common Stock unless Holdings simultaneously effects a Subdivision or Combination, as the case may be, of LP Units with an identical ratio as the Subdivision or Combination of Class A Common Stock. Holdings shall not in any manner effect any Subdivision or Combination of LP Units unless the Company simultaneously effects a Subdivision or Combination, as the case may be, of Class A Common Stock and Class B Common Stock with an identical ratio as the Subdivision or Combination of LP Units.

(f)                The Company shall not issue, and shall not agree to issue (including pursuant to any security or other instrument convertible into or exercisable or exchangeable for) any class of equity securities other than its Class A Common Stock, Class B Common Stock or one or more series of Preferred Stock that the Company may determine to issue from time to time in accordance with, and subject to the limitations contained in, the Certificate and this Section 2.3(f). The Company shall not issue any shares of Preferred Stock unless (i) Holdings issues or agrees to issue, as the case may be, to the Company a number of units, with designations, preferences and other rights and terms that are substantially the same as such shares of Preferred Stock, equal to the number of such shares of Preferred Stock issued by the Company, and (ii) the Company transfers to Holdings the proceeds (net of any selling or underwriting discounts or commissions and other expenses) of the issuance of such Preferred Stock (and agrees to transfer to Holdings any amounts paid by the holders of securities or instruments exercisable or exchangeable therefor upon their exercise or exchange, if applicable, net of expenses).

(g)               For as long as this Agreement is in effect: (i) Holdings shall not, and the Company shall cause the General Partner to cause Holdings not to, at any time, issue LP Units except as required by this Agreement or the LP Agreement; and (ii) Holdings shall not, and the Company shall cause the General Partner to cause Holdings not to, at any time, issue LP Units to any Person other than the Company, the Continuing Investor Partnership, their respective Permitted Transferees, and, subject to the LP Agreement, HCRX EPA Holdings LLC.

(h)               If the Company makes a dividend or other distribution of Company stock on its Class A Common Stock, Holdings shall make a dividend or other distribution to the Holdings Unitholders holding Class B Units of an equivalent number of units of Holdings with designations, preferences and other rights and terms that are substantially the same as such distributed stock.

(i)                 If the Company makes a cash dividend on the Class A Common Stock not funded by a matching pro rata distribution by Holdings on the LP Units, then each Holdings Unitholder holding Class B Units shall be entitled to receive from Holdings a pro rata cash amount equal to what such Holdings Unitholders would have received in connection with such dividend assuming that such Holdings Unitholder held shares of Class A Common Stock on an fully as-converted basis (regardless, for these purposes, of any limitations on Exchanges otherwise set forth herein); provided, that no cash shall be paid to such Holdings Unitholders under this Section 2.3(i) to the extent that such cash dividend is funded with excess cash held by the Company that was accumulated because tax distributions made by Holdings to the Company exceed the Company’s actual tax liabilities.

(j)                 If the Company makes a distribution of property other than cash or Company stock on the Class A Common Stock that the Company has not received through a matching pro rata distribution of such property on LP Units by Holdings, then each Holdings Unitholder holding Class B Units shall be issued that number of Class B Units equal to its pro rata share of the aggregate value of such property as if such property had been paid to all holders of LP Units.

(k)               For the avoidance of doubt, no Exchange will impair the right of an exchanging Holdings Unitholder to receive any distribution for periods ending on or prior to the Date of Exchange for such Exchange (but for which payment had not yet been made with respect to the Class B Units in question at the time the Exchange is consummated); provided that, for purposes of this Section 2.3(k), the exchanging Holdings Unitholder’s right to receive its pro rata portion of any distribution by Holdings in respect of such periods shall not be deemed impaired to the extent that Holdings has not paid the Company its pro rata portion of such distribution prior to the consummation of the applicable Exchange.

SECTION 2.4              Adjustment. Without limiting anything set forth in Section 2.3:

(a)               In the event there is any (i) Subdivision or Combination of the shares of Class B Common Stock or Class B Units that is not accompanied by an equivalent subdivision or combination of the Class A Common Stock; or (ii) Subdivision or Combination of the Class A Common Stock that is not accompanied by an equivalent subdivision or combination of the shares of Class B Common Stock and Class B Units, the Exchange Rate shall be adjusted accordingly.

(b)               If there is any reclassification, reorganization, recapitalization or other similar transaction in which the Class A Common Stock is converted or changed into another security, securities or other property, then upon any subsequent Exchange, an exchanging Holdings Unitholder shall be entitled to receive the amount of such security, securities or other property that such exchanging Holdings Unitholder would have received if such Exchange had occurred immediately prior to the effective date of such reclassification, reorganization, recapitalization or other similar transaction, taking into account any adjustment as a result of any Subdivision or Combination of such security, securities or other property that occurs after the effective time of such reclassification, reorganization, recapitalization or other similar transaction. For the avoidance of doubt, if there is any reclassification, reorganization, recapitalization or other similar transaction in which the Class A Common Stock is converted or changed into another security, securities or other property, this Section 2.4(b) shall continue to be applicable, mutatis mutandis, with respect to such security or other property.

(c)               This Agreement shall apply to the Class B Units and shares of Class B Common Stock held by the Holdings Unitholder and their Permitted Transferees as of the date hereof, as well as any Class B Units and shares of Class B Common Stock hereafter acquired by a Holdings Unitholder, its Permitted Transferees, or HCRX EPA Holdings LLC and its Permitted Transferees. This Agreement shall apply to, mutatis mutandis, and all references to “Class B Units” or “Class B Common Stock” shall be deemed to include, any security, securities or other property of the Company or Holdings which may be issued in respect of, in exchange for or in substitution of shares of Class B Common Stock or Class B Units, as applicable, by reason of any distribution or dividend, split, reverse split, combination, reclassification, reorganization, recapitalization, merger, exchange (other than an Exchange) or other transaction.

ARTICLE III

SECTION 3.1              Representations and Warranties of the Company. The Company represents and warrants that (a) it is a corporation duly incorporated and is validly existing under the laws of the State of Delaware, (b) it has all requisite corporate power and authority to enter into and perform this Agreement and to consummate the transactions contemplated hereby, including the issuance of Class A Common Stock in accordance with the terms hereof, (c) the execution and delivery of this Agreement by the Company and the consummation by it of the transactions contemplated hereby (including the issuance of the Class A Common Stock) have been duly authorized by all necessary corporate action on the part of the Company, (d) this Agreement constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors’ rights generally, and (e) the execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby will not (i) result in a violation of the Certificate or the Bylaws of the Company, (ii) conflict with, result in a breach or violation of, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give rise to any rights of termination, suspension, amendment, acceleration or cancellation, under any agreement, contract, commitment, instrument, undertaking, lease, note, mortgage, indenture, license or arrangement, whether written or oral, to which the Company is a party or by which any property or asset of the Company is bound or affected, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree applicable to the Company or by which any property or asset of the Company is bound or affected.

SECTION 3.2               Representations and Warranties of Conversion Subsidiary. The Conversion Subsidiary represents and warrants that (a) it is a corporation duly incorporated and is validly existing under the laws of the State of Delaware, (b) it has all requisite corporate power and authority to enter into and perform this Agreement and to consummate the transactions contemplated hereby, (c) the execution and delivery of this Agreement by the Conversion Subsidiary and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Conversion Subsidiary, (d) this Agreement constitutes a legal, valid and binding obligation of the Conversion Subsidiary enforceable against the Conversion Subsidiary in accordance with its terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors’ rights generally, and (e) the execution, delivery and performance of this Agreement by the Conversion Subsidiary and the consummation by the Conversion Subsidiary of the transactions contemplated hereby will not (i) result in a violation of the Certificate or the Bylaws of the Conversion Subsidiary, (ii) conflict with, result in a breach or violation of, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give rise to any rights of termination, suspension, amendment, acceleration or cancellation, under any agreement, contract, commitment, instrument, undertaking, lease, note, mortgage, indenture, license or arrangement, whether written or oral, to which the Conversion Subsidiary is a party or by which any property or asset of the Conversion Subsidiary is bound or affected, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree applicable to the Conversion Subsidiary or by which any property or asset of the Conversion Subsidiary is bound or affected.

SECTION 3.3              Representations and Warranties of Holdings. Holdings represents and warrants that (a) it is a limited partnership duly formed and is validly existing under the laws of the State of Delaware, (b) it has all requisite power and authority to enter into and perform this Agreement and to consummate the transactions contemplated hereby in accordance with the terms hereof, (c) the execution and delivery of this Agreement by Holdings and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary partnership action on the part of Holdings, (d) this Agreement constitutes a legal, valid and binding obligation of Holdings enforceable against Holdings in accordance with its terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors’ rights generally and (e) the execution, delivery and performance of this Agreement by Holdings and the consummation by Holdings of the transactions contemplated hereby will not (i) result in a violation of the LP Agreement, (ii) conflict with, result in a breach or violation of, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give rise to any rights of termination, suspension, amendment, acceleration or cancellation, under any agreement, contract, commitment, instrument, undertaking, lease, note, mortgage, indenture, license or arrangement, whether written or oral, to which Holdings is a party or by which any property or asset of Holdings is bound or affected, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree applicable to Holdings or by which any property or asset of Holdings is bound or affected.

SECTION 3.4              Representations and Warranties of the Holdings Unitholders. Each Holdings Unitholder, severally and not jointly, represents and warrants that (a) if such Holdings Unitholder is not a natural person, it is duly formed and validly existing under the laws of the state of its formation, (b) it has all requisite power and authority (or, in the case of any Holdings Unitholder that is a natural person, the legal capacity) to enter into and perform this Agreement and to consummate the transactions contemplated hereby, (c) the execution and delivery of this Agreement by it and consummation of the transactions contemplated hereby have been duly authorized by all necessary entity or other action on the part of such Holdings Unitholder, (d) this Agreement constitutes a legal, valid and binding obligation of such Holdings Unitholder enforceable against it in accordance with its terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors’ rights generally, and (e) the execution, delivery and performance of this Agreement by such Holdings Unitholder and the consummation by such Holdings Unitholder of the transactions contemplated hereby will not (i) if such Holdings Unitholder is not a natural person, result in a violation of the certificate of incorporation and bylaws or other organizational documents of such Holdings Unitholder, (ii) conflict with, result in a breach or violation of, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give rise to any rights of termination, suspension, amendment, acceleration or cancellation, under any agreement, contract, commitment, instrument, undertaking, lease, note, mortgage, indenture, license or arrangement, whether written or oral, to which such Holdings Unitholder is a party or by which any property or asset of such Holdings Unitholder is bound or affected, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree applicable to such Holdings Unitholder or by which any property or asset of such Holdings Unitholder is bound or affected.

SECTION 3.5              Additional Holdings Unitholders. To the extent a Holdings Unitholder validly transfers any or all of such Class B Units (together with the corresponding number of shares of Class B Common Stock) to another Person in a transaction in accordance with, and not in contravention of, the LP Agreement, the partnership agreement of the Continuing Investor Partnership, or the Registration Rights Agreement, then such transferee (each, a “Permitted Transferee”) shall execute and deliver a joinder to this Agreement, substantially in the form of Exhibit B hereto, whereupon such Permitted Transferee shall become a Holdings Unitholder hereunder. To the extent Holdings issues Class B Units in the future (other than to the Company), then the holder of such Class B Units shall have the right to execute and deliver a joinder to this Agreement, substantially in the form of Exhibit B hereto, whereupon such holder shall become a Holdings Unitholder hereunder.

SECTION 3.6              Addresses and Notices. Any notice, request, demand, waiver, consent, approval or other communication that is required or permitted hereunder shall be in writing and shall be deemed given: (a) on the date established by the sender as having been delivered personally, (b) on the date delivered by a private courier as established by the sender by evidence obtained from the courier, (c) on the date sent by facsimile or e-mail, with confirmation of transmission, or (d) on the third Business Day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications, to be valid, must be addressed as follows:

(a)           If to the Company, to:

Healthcare Royalty, Inc.

300 Atlantic St., Suite 600

Stamford, Connecticut 06901

Attention:

Telephone:

Email:

with a copy to:

Morgan, Lewis & Bockius LLP

1701 Market St.

Philadelphia, Pennsylvania 19103

Telephone: (215) 963-4947

Attention: Andrew R. Mariniello

Email: andrew.mariniello@morganlewis.com

If to Holdings, to:

Healthcare Royalty Holdings, L.P.

300 Atlantic St., Suite 600

Stamford, Connecticut 06901

Attention:

Telephone:

Email:

with a copy to:

Morgan, Lewis & Bockius LLP

1701 Market St.

Philadelphia, Pennsylvania 19103

Telephone: (215) 963-4947

Attention: Andrew R. Mariniello

Email: andrew.mariniello@morganlewis.com

(b)               If to any Holdings Unitholder, to the address and other contact information set forth in the records of Holdings from time to time.

The Company, the Conversion Subsidiary or Holdings may designate, by notice to all of the Holdings Unitholders, substitute addresses or addressees for notices; thereafter, notices are to be directed to those substitute addresses or addressees. Holdings Unitholders may designate, by notice to the Company, the Conversion Subsidiary and Holdings, substitute addresses or addressees for notices; thereafter, notices are to be directed to those substitute addresses or addressees.

SECTION 3.7              Further Assurances. The parties shall execute, deliver, acknowledge and file such further agreements and instruments and take such other actions as may be reasonably necessary from time to time to make effective this Agreement and the transactions contemplated herein.

SECTION 3.8              Termination. This Agreement shall terminate and be of no further force or effect when no Class B Units remain outstanding.

SECTION 3.9              No Third Party Beneficiaries. Except as set forth in Section 3.11, this Agreement will not confer any rights or remedies upon any Person other than the parties hereto and their respective successors and permitted assigns (including any Permitted Transferees that have executed a joinder to this Agreement).

SECTION 3.10             Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future Law (a) such provision will be fully severable, (b) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, (c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom and (d) in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms of such illegal, invalid or unenforceable provision as may be possible.

SECTION 3.11          Amendment; Waivers. This Agreement may not be amended, supplemented or modified except by an instrument in writing signed on behalf of the Company, the Conversion Subsidiary Holdings, the holders of a majority of the then outstanding Class B Units, and for so long as any of them holds any Class B Units, the Continuing Investor Partnership, and, in the case of the second sentence of Section 2.1(i), all of the Continuing Investors. Any term or condition of this Agreement may be waived at any time by the Party that is entitled to the benefit thereof, but no such waiver shall be effective, unless set forth in a written instrument duly executed by or on behalf of the party waiving such term or condition. No waiver by any party hereto of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion.

SECTION 3.12          Consent to Jurisdiction: Waiver of Jury Trial. Each party hereto irrevocably submits to the exclusive jurisdiction of the Court of Chancery of the State of Delaware (unless the Federal courts have exclusive jurisdiction over the matter, in which case the United Stated District for the District of Delaware) for the purposes of any Legal Proceeding arising out of this Agreement, the or the transactions contemplated hereby, and agrees to commence any such Legal Proceeding only in such courts. Each party hereto further agrees that service of any process, summons, notice or document by United States registered mail to such party’s respective address set forth herein shall be effective service of process for any such Legal Proceeding. Each party hereto irrevocably and unconditionally waives any objection to the laying of venue of any action, suit, hearing, claim, lawsuit, litigation, investigation, arbitration or proceeding out of this Agreement or the transactions contemplated hereby in such courts, and hereby irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such Legal Proceeding brought in any such court has been brought in an inconvenient forum. EACH PARTY HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING OR COUNTERCLAIM (WHETHER AT LAW, IN EQUITY, BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREBY OR THE ACTIONS OF SUCH PARTY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF OR THEREOF.

SECTION 3.13          Tax Treatment. For purposes of the Code and the Treasury Regulations promulgated thereunder, this Agreement shall be treated as part of the LP Agreement as described in Section 761(c) of the Code and Sections 1.704-1(b)(2)(ii)(h) and 1.761-1(c) of the Treasury Regulations promulgated thereunder. An Exchange under this Agreement is intended to constitute a taxable sale pursuant to Section 1001 of the Code.

SECTION 3.14          Specific Performance. Each party hereto acknowledges that the remedies at law of the other parties for a breach or threatened breach of this Agreement would be inadequate and, in recognition of this fact, any party to this Agreement, without posting any bond or furnishing other security, and in addition to all other remedies that may be available, shall be entitled to equitable relief in the form of specific performance, a temporary restraining order, a temporary or permanent injunction or any other equitable remedy that may then be available and no party shall oppose the granting of such relief on the basis that money damages would be sufficient.

SECTION 3.15          Governing Law. This Agreement and all legal actions (whether based on contract, tort, or statute) arising out of, relating to, or in connection with this Agreement or the actions of any of the parties hereto in the negotiation, administration, performance, or enforcement hereof, shall be governed by and construed in accordance with the internal laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of laws of any jurisdiction other than those of the State of Delaware.

SECTION 3.16          Counterparts. This Agreement may be executed in any number of counterparts, all of which will be one and the same agreement. For the avoidance of doubt, a Person’s execution and delivery of this Agreement by electronic signature and electronic transmission, including via DocuSign or other similar method, shall constitute the execution and delivery of a counterpart of this Agreement by or on behalf of such Person. This Agreement will become effective when each party to this Agreement will have received counterparts signed by all of the other parties.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered, all as of the date first set forth above.

COMPANY:

HEALTHCARE ROYALTY, INC.

By:
Name: Clarke B. Futch
Title: Chairman & Chief Executive Officer

CONVERSION SUBSIDIARY:

HCRX CH, INC.

By:
Name: Clarke B. Futch
Title: Chairman & Chief Executive Officer

HOLDINGS:

HEALTHCARE ROYALTY HOLDINGS, L.P.

By: HCRX MASTER GP, LLC, its general partner

By:
Name: Clarke B. Futch
Title: Chairman & Chief Executive Officer

CONTINUING INVESTOR PARTNERSHIP:

HCRX FEEDER FUND, L.P.

By:
Name:
Title:

EXHIBIT A

FORM OF
ELECTION OF EXCHANGE

Healthcare Royalty Holdings, L.P.

[Address 1]

[Address 2]

Attention:         [●]

Reference is hereby made to the Exchange Agreement, dated as of [●], 2021 (as amended from time to time in accordance with its terms, the “Exchange Agreement”), by and among Healthcare Royalty, Inc., a Delaware corporation (the “Company”), HCRX CH, Inc., a Delaware corporation (“HCRX CH”), Healthcare Royalty Holdings, L.P., a Delaware limited partnership (“Holdings”), HCRX Feeder Fund, L.P., a Delaware limited partnership and such other holders of Class B Units from time to time party thereto. Capitalized terms used but not defined herein shall have the meanings given to them in the Exchange Agreement.

Effective as of the Date of Exchange set forth below, the undersigned Holdings Unitholder hereby transfers to Holdings the number of Class B Units set forth below in Exchange for shares of Class A Common Stock to be issued in its name (or its designee’s name) as set forth below in accordance with the Exchange Agreement. The undersigned hereby acknowledges that the Exchange of Class B Units shall include the automatic cancellation of an equal number of outstanding shares of Class B Common Stock beneficially owned by the undersigned.

Legal Name of Holdings Unitholder:

Address:

Number of Class B Units to be Exchanged:

Date of Exchange:

Legal Name of Designee (if any):

If the Holdings Unitholder (or its designee) desires the shares of Class A Common Stock be settled through the facilities of The Depositary Trust Company (“DTC”), please indicate the account of the DTC participant below.

If the Holdings Unitholder desires the shares of Class A Common Stock be settled through the delivery of certificates to the Holdings Unitholder or its designee, please indicate the following:

Legal Name for Certificates:

Address for Delivery of Certificates:

The undersigned hereby represents and warrants that (i) the undersigned has all requisite power and authority (or, in case the undersigned is a natural person, the legal capacity) to execute and deliver this Election of Exchange and to perform the undersigned’s obligations hereunder; (ii) this Election of Exchange has been duly executed and delivered by the undersigned and is the legal, valid and binding obligation of the undersigned enforceable against it in accordance with the terms thereof or hereof, as the case may be, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and the availability of equitable remedies; (iii) assuming the valid issuance of the applicable Class B Units and shares of Class B Common Stock by Holdings and the Company, the undersigned has valid title to its Class B Units and shares of Class B Common Stock that are subject to this Election of Exchange, and such Class B Units and shares of Class B Common Stock are being transferred to Holdings free and clear of any Lien other than transfer restrictions by or under applicable securities laws, the Exchange Agreement, the Lock-Up Agreements (as defined in the Continuing Investor Partnership LPA), the Registration Rights Agreement (as defined in the Continuing Investor Partnership LPA), and if applicable, the Escrow Agreement (as defined in the Continuing Investor Partnership LPA); and (iv) no consent, approval, authorization, order, registration or qualification of, or any notice to or filing with, any third party or any court or governmental agency or body having jurisdiction over the undersigned or the Class B Units or shares of Class B Common Stock subject to this Election of Exchange is required to be obtained or made by the undersigned for the transfer of such Class B Units or shares of Class B Common Stock.

The undersigned hereby irrevocably constitutes and appoints any officer of the Company or Holdings, as applicable, as the attorney of the undersigned, with full power of substitution and resubstitution in the premises, solely to do any and all things and to take any and all actions necessary to effect the Exchange elected hereby, including to transfer to Holdings or the Company the Class B Units and the shares of Class B Common Stock subject to this Election of Exchange and to deliver to the undersigned the shares of Class A Common Stock to be delivered in Exchange therefor.

IN WITNESS WHEREOF the undersigned, by authority duly given, has caused this Election of Exchange to be executed and delivered by the undersigned or by its duly authorized attorney.

By:
Name:
Title:

EXHIBIT B

[FORM OF]
JOINDER AGREEMENT

This Joinder Agreement (“Joinder Agreement”) is a joinder to the Exchange Agreement, dated as of [●], 2021 (the “Agreement”), by and among Healthcare Royalty, Inc., a Delaware corporation (the “Company”), HCRX CH, Inc., a Delaware corporation (“HCRX CH”), Healthcare Royalty Holdings, L.P., a Delaware limited partnership (“Holdings”), HCRX Feeder Fund, L.P., a Delaware limited partnership, and such other holders of Class B Units from time to time party thereto. Capitalized terms used but not defined in this Joinder Agreement shall have the meanings given to them in the Agreement. This Joinder Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware. In the event of any conflict between this Joinder Agreement and the Agreement, the terms of this Joinder Agreement shall control.

The undersigned hereby joins and enters into the Agreement having acquired Class B Units. By signing and returning this Joinder Agreement to the Company and Holdings, the undersigned (i) accepts and agrees to be bound by and subject to all of the terms and conditions of and agreements of a Holdings Unitholder in the Agreement, with all attendant rights, duties and obligations of a Holdings Unitholder thereunder and (ii) makes, as of the date hereof, each of the representations and warranties of a Holdings Unitholder in Section 3.4 of the Agreement as fully as if such representations and warranties were set forth herein. The parties to the Agreement shall treat the execution and delivery hereof by the undersigned as the execution and delivery of the Agreement by the undersigned and, upon receipt of this Joinder Agreement by the Company and Holdings, the signature of the undersigned set forth below shall constitute a counterpart signature to the signature page of the Agreement.

Name:

Address for Notices:	With copies to:

Attention:

B-1

IN WITNESS WHEREOF the undersigned, by authority duly given, has caused this Joinder Agreement to be executed and delivered by the undersigned or by its duly authorized attorney.

By:
Name:
Title:

Acknowledged as of,                 ,20 :

HEALTHCARE ROYALTY, INC.

By:
Name:
Title:

[HOLDINGS UNITHOLDER]

By:
Name:
Title:

B-1